EXHIBIT 21

SUBSIDIARIES OF MOODY’S CORPORATION

The following is a list of subsidiaries as of December 31, 2012.

U.S. Entities

Name	Jurisdiction
Barrie & Hibbert Inc.	Delaware
BPA Technologies, Inc.	Delaware
Copal Partners (US) Inc.	Delaware
CSI Global Education, US, Inc.	Delaware
Exevo Inc.	Delaware
Foundation for Fiduciary Studies, Inc.	Delaware
IMaCS Virtus Global Partners, Inc.	Delaware
MIS Asset Holdings, Inc.	Delaware
MIS Quality Management Corp.	Delaware
Moody’s Advisors Inc.	Delaware
Moody’s Assurance Company, Inc.	New York
Moody’s Assureco, Inc.	Delaware
Moody’s Capital Markets Research, Inc.	Delaware
Moody’s Credit Assessment Inc.	Delaware
Moody’s Holdings LLC	Delaware
Moody’s International LLC	Delaware
Moody’s Investors Service, Inc.	Delaware
Moody’s Analytics, Inc.	Delaware
Moody’s Overseas Holdings, Inc.	Delaware
Moody’s Risk Services Corp.	Delaware
Moody’s Shared Services, Inc.	Delaware

Foreign Entities

Name	Jurisdiction
Administración de Calificadoras S.A.	Mexico
Barrie & Hibbert Asia Ltd.	Hong Kong
Barrie & Hibbert Ltd.	United Kingdom
Copal Business Consulting (Beijing) Co. Ltd.	China
Copal Market Research Ltd. (Mauritius)	Mauritius
Copal Partners (HK) Ltd.	Hong Kong
Copal Partners Ltd. (Jersey)	Jersey
Copal Partners (UK) Ltd.	United Kingdom
Copal Research India Private Limited	India
Copal Research Ltd. (Mauritius)	Mauritius
ENB Consulting (Asia) Limited	Hong Kong
ENB Consulting Asia (Singapore) Pte. Limited	Singapore
Exevo India Private Ltd.	India
Exevo Research Private Ltd. (Singapore)	Singapore
Fermat Australia Pty. Ltd.	Australia
Fermat Finance SPRL	Belgium
Fermat GmbH	Germany
Fermat International SA	Belgium
Fermat Limited	Hong Kong
Fermat Spzoo	Poland
Korea Investors Service, Inc.	Korea

MOODY’S 2012 10-K

Name	Jurisdiction
Midroog Ltd.	Israel
MIS Limited Czech Branch	Czech Republic
MIS Limited DIFC Branch	Dubai International Finance Centre
MIS Limited Russian Branch	Russia
Moody’s America Latina Ltda.	Brazil
Moody’s Analytics Australia Pty. Ltd.	Australia
Moody’s Analytics Canada Inc.	Canada
Moody’s Analytics Czech Republic s.r.o.	Czech Republic
Moody’s Analytics (DIFC) Limited	Dubai International Finance Centre
Moody’s Analytics Deutschland GmbH	Germany
Moody’s Analytics do Brasil Ltda.	Brazil
Moody’s Analytics Global Education (Canada) Inc.	Canada
Moody’s Analytics Holdings (UK) Ltd.	United Kingdom
Moody’s Analytics Hong Kong Ltd.	Hong Kong
Moody’s Analytics International Licensing GmbH	Switzerland
Moody’s Analytics Ireland Ltd.	Ireland
Moody’s Analytics Israel Limited	Israel
Moody’s Analytics Japan KK	Japan
Moody’s Analytics Korea Co. Ltd.	Korea
Moody’s Analytics SAS	France
Moody’s Analytics Singapore Pte. Ltd.	Singapore
Moody’s Analytics Technical Services (Hong Kong) Ltd.	Hong Kong
Moody’s Analytics Technical Services (UK) Ltd.	United Kingdom
Moody’s Analytics (Thailand) Co. Ltd.	Thailand
Moody’s Analytics UK Ltd.	United Kingdom
Moody’s Asia-Pacific Group (Singapore) Pte. Ltd.	Singapore
Moody’s Asia Pacific Ltd.	Hong Kong
Moody’s Canada, Inc.	Canada
Moody’s Canada LP	Canada
Moody’s Central Europe (BVI) Ltd.	British Virgin Islands
Moody’s China (BVI) Ltd.	British Virgin Islands
Moody’s Company Hong Kong Ltd.	Hong Kong
Moody’s Credit Quotes Australia Pty. Ltd.	Australia
Moody’s de Mexico S.A. de C.V.	Mexico
Moody’s Deutschland GmbH	Germany
Moody’s Dubai (BVI) Ltd.	British Virgin Islands
Moody’s Eastern Europe LLC	Russia
Moody’s EMEA Ltd.	United Kingdom
Moody’s Finance Company Limited	Ireland
Moody’s France S.A.S.	France
Moody’s Group Australia Pty. Ltd.	Australia
Moody’s Group Cyprus Ltd.	Cyprus
Moody’s Group Cyprus Ltd. Luxembourg Branch	Luxembourg
Moody’s Group Deutschland GmbH	Germany
Moody’s Group Finance Ltd.	United Kingdom
Moody’s Group France SAS	France
Moody’s Group (Holdings) Ltd.	United Kingdom
Moody’s Group Japan GK	Japan
Moody’s Group UK Ltd.	United Kingdom
Moody’s Holdings (BVI) Ltd.	British Virgin Islands
Moody’s Holdings Ltd.	United Kingdom
Moody’s Indonesia (BVI) Ltd.	British Virgin Islands
Moody’s Information Consulting (Shenzhen) Co. Ltd.	China
Moody’s Interfax Rating Agency Ltd.	Russia

MOODY’S 2012 10-K

Name	Jurisdiction
Moody’s International (UK) Limited	United Kingdom
Moody’s Investment Co. India Pvt. Ltd.	India
Moody’s Investors Service Asia Pacific Pty. Ltd.	Australia
Moody’s Investors Service Beijing Ltd.	China
Moody’s Investors Service (BVI) Ltd.	British Virgin Islands
Moody’s Investors Service Cyprus Ltd.	Cyprus
Moody’s Investors Service Espana, S.A.	Spain
Moody’s Investors Service Hong Kong Ltd.	Hong Kong
Moody’s Investors Service (Korea) Inc.	Korea
Moody’s Investors Service Ltd.	United Kingdom
Moody’s Investors Service Middle East Limited	Dubai International Finance Centre
Moody’s Investors Service Pty. Ltd.	Australia
Moody’s Investors Service Singapore Pte. Ltd.	Singapore
Moody’s Investors Service South Africa (Pty.) Ltd.	South Africa
Moody’s Israel Holdings, Inc.	British Virgin Islands
Moody’s Italia S.r.l.	Italy
Moody’s Japan KK	Japan
Moody’s Latin America Calificadora de Riesgo S.A.	Argentina
Moody’s Latin America Holding Corp.	British Virgin Islands
Moody’s Mauritius Holdings Ltd.	Mauritius
Moody’s Servicios Latino-America SA de CV	Mexico
Moody’s Shared Services India Private Limited	India
Moody’s Shared Services UK Limited	United Kingdom
Moody’s SF Japan KK	Japan
Moody’s Singapore Pte. Ltd.	Singapore
Moody’s South Africa (BVI) Ltd.	British Virgin Islands
Moody’s (UK) Limited	United Kingdom
PT Moody’s Indonesia	Indonesia

MOODY’S 2012 10-K